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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         MORTON'S RESTAURANT GROUP, INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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From:   KEKST AND COMPANY                                          July 19, 2002
        Lissa Perlman
        David Lilly
        437 Madison Avenue
        New York, NY  10022-7001
        (212) 521-4800

For:    MORTON'S RESTAURANT GROUP, INC.                  FOR IMMEDIATE RELEASE
        3333 New Hyde Park Road                          ---------------------
        New Hyde Park, NY  11042
        (516) 627-1515
        www.mortons.com


Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER, MORTON'S RESTAURANT GROUP, INC.


               INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS THAT

           MORTON'S STOCKHOLDERS VOTE IN FAVOR OF CASTLE HARLAN OFFER


NEW HYDE PARK, NY.... Morton's Restaurant Group (NYSE: MRG) announced that
Institutional Shareholder Services (ISS) -- the nation's leading independent proxy voting advisory firm -- today reaffirmed its recommendation that Morton's stockholders vote in favor of the Company's merger agreement with Castle Harlan.

Following a review of the facts surrounding Morton's thorough sale process, ISS concluded that, "Based on the market premium, the fairness opinion, and the board's process in evaluating and responding to all offers, we believe the merger agreement warrants shareholder support."

"We are very pleased with the ISS recommendation," said Allen J. Bernstein, Morton's Chief Executive Officer. "We are particularly gratified that ISS recognized that the Board's process in evaluating and responding to all offers is an element that warrants stockholder support for the merger," Mr. Bernstein continued. "We are pleased that the open, fair and thorough process conducted by our Special Committee and Board of Directors has resulted in a $17.00 per share cash offer for our stockholders. We look forward to the vote on the amended merger agreement with Castle Harlan on July 23 at our Special Meeting."

The Company also announced that it has received all third party consents necessary to complete the merger with Castle Harlan if stockholder approval is received at the Special Meeting of stockholders scheduled for July 23, 2002.

FORWARD-LOOKING STATEMENTS

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

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ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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